Exhibit 10.2

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of December 6, 2013 (the “Effective Date”), by and between Cachet Financial Solutions Inc., a Minnesota corporation (“Borrower”), and Michaelson Capital Partners, LLC on behalf of itself and its affiliates including Michaelson Capital Special Finance Fund, LP, a Delaware limited partnership (formerly, Imperium Special Finance Fund, LP, the “Lender”).

BACKGROUND

Lender currently extends credit to Borrower on the terms and conditions set forth in that certain Loan and Security Agreement by and between Lender and Borrower, dated as of October 26, 2012, as amended pursuant to that certain Amendment No. 1 to Loan and Security Agreement dated as of February 19, 2013 (as amended, the “Loan Agreement”).  Pursuant to the Loan Agreement and certain Loan Documents, Borrower granted a security interests in the Collateral, consisting of all or substantially all of the properties and assets of Borrower, as security for payment and performance of the Obligations of Borrower thereunder.  The Obligations of Borrower have been separately guaranteed by James L. Davis and Dana Elizabeth Davis (collectively, the “Guarantor”) pursuant to a separate Guaranty executed by the Guarantor.  As of the date of this Agreement, Borrower is not in compliance with certain covenants under the Loan Agreement and the Note, including a Payment Default by reason of having failed to pay in full all Obligations as of the Stated Expiry Date (collectively, the “Defaults”).  Lender is not willing to waive the Defaults.  Borrower has requested that Lender temporarily forbear from exercising certain rights and remedies under the Loan Documents.  In order to accommodate Borrower’s request, during and only during the period (the “Forbearance Period”) beginning on the date of this Agreement and ending on March 6, 2014 (the “Forbearance Expiration Date”), Lender is willing to temporarily forbear from exercising certain rights and remedies available by reason of the Defaults, based on the terms, conditions, and provisions contained in this Agreement.  Unless the context otherwise requires, all capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

AGREEMENT

Now, Therefore, based upon the foregoing premises which are hereby made a part of this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Amounts Owing.  Borrower acknowledges and agrees that the aggregate principal amount of loans outstanding as of October 31, 2013 is Three Million Six Hundred Seventy One Thousand One Hundred Fifty Dollars ($3,671,150).

2.           Acknowledgment of Defaults.  The Defaults constitute an Event of Default under the Loan Agreement.  Borrower acknowledges that, as a result of the Defaults, Lender is permitted and entitled under the Loan Agreement to exercise any and all default-related rights and remedies under the Loan Documents, including without limitation the right to decline to provide further credit to Borrower, to terminate the Loan Agreement, to accelerate the Obligations, to enforce and foreclose upon the security interests granted under the Loan Documents, and to exercise any other rights or remedies that may be available under the Loan Documents or under applicable law.

3.           Acknowledgement of Security Interests.  Borrower acknowledges and agrees that the Obligations owing to Lender arising out of or in any manner relating to the Loan Documents, are secured and shall continue to be secured by valid, enforceable and perfected first-priority liens upon and security interests in all assets and property of Borrower identified in the Loan Documents as Collateral, and nothing herein contained shall in any manner affect or impair the priority of such liens and security interests in the indebtedness, obligations, and liabilities secured prior to giving effect to this Agreement.

4.           Conditions for Forbearance.  The temporary forbearance agreed to by Lender pursuant to the terms and conditions of this Agreement is subject to the following condition (the “Forbearance Condition”):  Lender will promptly cause all proceeds received from Trooien Capital, LLC under that certain Loan and Security Agreement by and between Borrower and Trooien and dated of even date herewith to be transmitted directly to an account of Lender designated in writing to Borrower.  Failure to comply with the Forbearance Condition shall be grounds for immediate termination of this Agreement.

5.           Forbearance.  Provided that the Forbearance Condition is complied with, and no Forbearance Termination (as defined in Section 6 below) occurs, Lender agrees, subject to the terms and conditions set forth in this Agreement, that it will not accelerate the Obligations or enforce any of the security interests granted under the Loan Documents or, except as provided below, exercise any other rights or remedies available by reason of the Defaults.  Notwithstanding anything to the contrary stated herein, Borrower acknowledges and agrees that Lender reserves the right to (i) continue to charge interest on the outstanding Obligations at the Default Rate and (ii) in its sole discretion, to refuse to make additional loans to Borrower.

6.           Forbearance Termination.  As used in this Agreement, “Forbearance Termination” shall mean the occurrence of the Forbearance Expiration Date, or, if earlier, the occurrence of any one or more of the following events:  (a) any failure by Borrower for any reason to comply with the Forbearance Condition or any other term, condition, or provision contained in this Agreement; (b) any representation made by Borrower in this Agreement or pursuant to it proves to be incorrect or misleading in any material respect when made; or (c) any material adverse effect shall occur with respect to Borrower or any guarantor, or any Collateral or any security interest, as determined in good faith by Lender.  The occurrence of any Forbearance Termination shall be deemed an Event of Default under the Loan Agreement.  Upon the occurrence of a Forbearance Termination, the Forbearance Period is automatically terminated and Lender is then permitted and entitled under the Loan Agreement, among other things, to accelerate the Obligations and to exercise any other rights and remedies that may be available under the Loan Documents or applicable law.

7.           No Waiver and Reservation of Rights.  Borrower acknowledges that Lender is not waiving the Defaults, but is simply agreeing to forbear from exercising its rights with respect to the Defaults to the extent set forth in this Agreement.  Without limiting the generality of the foregoing, Borrower acknowledges and agrees that immediately upon expiration of the Forbearance Period, Lender shall have all of its rights and remedies with respect to the Defaults to the same extent, and with the same force and effect, as if the forbearance had not been granted.  Borrower will not assert and hereby forever waives any right to assert that Lender is obligated in any way to continue beyond the Forbearance Period to forbear from enforcing its rights or remedies or that Lender is not entitled to act on the Defaults after the occurrence of a Forbearance Termination as if such default had just occurred and the Forbearance Period had never existed.

8.           Voluntary Agreement.  Borrower represents and warrants that it is represented by legal counsel of its choice and that its counsel has had the opportunity to review this Agreement, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Agreement.

9.           Security Documents Remain Effective; No Oral Agreements.  Except as expressly set forth in this Agreement, the Loan Documents and all of the obligations of Borrower thereunder, the rights and benefits of Lender thereunder, and the security interests created thereby are hereby ratified and remain in full force and effect.  This Agreement and the Loan Documents are intended by Borrower and Lender as a final expression of their agreement and are intended as a complete and exclusive statement of the terms and conditions of that agreement.  No party shall be bound by any oral agreement, and no rights or liabilities, either expressed or implied, shall arise on the part of any party, or any third party, until and unless the agreement on any given issue has been reduced to a written agreement executed by the parties to be bound thereby.  This Agreement may be amended, replaced or supplemented only by a written agreement executed by the parties.

10.         Miscellaneous.  By its acceptance hereof, Borrower hereby represents that it has the necessary power and authority to execute, deliver, and perform the undertakings contained herein, and that this Agreement constitutes the valid and binding obligation of Borrower enforceable against it in accordance with its terms.  Any provision of this Agreement held invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provision hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereby acknowledge and agree that this Agreement shall constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.  Unless otherwise expressly stated herein, the provisions of this Agreement shall survive the termination of the Forbearance Period.  This Agreement may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together shall constitute one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy or by .pdf electronic delivery shall be effective as an original.  This Agreement shall be governed by the laws of the State of New York without regard to its conflicts-of-law provisions.

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In Witness Whereof, this Forbearance Agreement is entered into as of the date first above written.

CACHET FINANCIAL SOLUTIONS INC.		MICHAELSON CAPITAL PARTNERS, LLC

By:	/s/ Jeffrey C. Mack	By:	/s/ Vincent S. Capone
Name:	Jeffrey C. Mack	Name:	Vincent S. Capone
Title:	President	Title:	GC/COO